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EXHIBIT 10.174

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INTERNET SERVICES PROVISION AGREEMENT

THIS AGREEMENT is entered into this ___ day of May, 2002, by and between USURF America, Inc. ("USURF"), a Nevada corporation with its principal office located at 8748 Quarters Lake Road, Baton Rouge, LA 70809, and SunWest Communications, Inc. ("SUNWEST"), a Colorado corporation with its offices located at 6189 Lehman Drive, Suite 201, Colorado Springs, CO. 80918.

WHEREAS, SUNWEST is a facilities-based Competitive Local Exchange Carrier ("CLEC") that has all necessary operating authority from the Colorado Public Utilities Commission and has a telecommunications network including modern switching equipment and a system of fiber optic cables by which it provides telecommunications services to its customers, and

WHEREAS, USURF is a provider of broad band, wireless, data internet services (hereinafter referred to as "Services") to companies on a wholesale and retail basis, and

WHEREAS, the parties hereto wish to create a viable and mutually beneficial business relationship whereby SUNWEST and USURF will provide wireless internet access to existing and future subscribers of SUNWEST, employing certain internet equipment to be provided by the parties, in accordance with the equipment provision terms contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. EQUIPMENT PURCHASE AND PROVISIONING:

SUNWEST shall provide and install, at its own expense, such data circuits (the "Pipe") as are necessary to connect to the remainder of the equipment (hereinafter "Equipment"), which will be provided by USURF at its own expense and installed by SUNWEST without charge to USURF.

2. DUTIES OF USURF:

a) Once the Pipe and Equipment are connected, USURF will provide SUNWEST with a high quality internet physical network (hereinafter "Network") that will enable SUNWEST to offer its subscribers a full range of high-speed Services, as defined above.

b) USURF will provide SUNWEST with sufficient technical training to enable SUNWEST technicians to employ the Equipment, render the Network operational, and adequately maintain and repair said Equipment.

3. DUTIES OF SUNWEST:

a) SUNWEST will exert its best marketing and sales efforts to promote the Services to its customers.

b) SUNWEST will provide, at SUNWEST's own expense, Billing, Collection, and Customer Service functions to customers that subscribe to the Services.

c) SUNWEST will provide, at SUNWEST's own expense, the Pipe (all trunking and electronic circuits) required to make and keep the Network fully operational during the term of this Agreement..

4. EXCLUSIVITY:

During the term of this Agreement, USURF will be the sole provider of Services to SUNWEST's subscribers. Further, USURF hereby grants SUNWEST the right of first refusal to sell the Services in all areas in which the Services utilize SUNWEST facilities.

5. TIMING:

SUNWEST may immediately begin marketing and signing up subscribers upon the execution of this Agreement and begin the process of provisioning and scheduling the necessary facilities-based network to provide Services.

6. CUSTOMER OF RECORD:

All subscribers to the Service under this agreement shall be considered subscribers and customers of USURF, unless mutually agreed to by the parties.

7. COMPENSATION RATES:

The parties hereto agree that all Net Profits (as further defined) from Services shall be evenly split (50% to 50%) by USURF and SUNWEST. Net Profits for purposes of this Agreement, shall be defined as gross revenues actually collected and cleared by SUNWEST for Services, less the following as further defined and set forth in Appendix A attached hereto::

a) Sales costs and commissions paid out by SUNWEST,

b) SUNWEST's cost of providing Technical and Repair Services and Installation, Customer Service Support, Billing and Collections,

c) USURF's amortized cost of equipment, and

d) Other direct costs as mutually agree to by the parties.

Once the funds are collected and cleared, SUNWEST will remit a check to USURF for the USURF share of the prior month's revenues actually collected by SUNWEST. Such remittance to USURF shall be made by SUNWEST within fifteen (15) days after the end of each month, accompanied by an informal accounting of such revenues.

8. TRAINING:

USURF will provide Network training to SUNWEST technical employees at no cost to SUNWEST.

9. REGULATORY AND SUPPORT SERVICES:

SUNWEST agrees to provide all necessary regulatory and support services in order to allow SUNWEST to render the Services to the customers.

10. TERM OF AGREEMENT: This Agreement shall remain in effect for a term of three years ("Initial Term") from the effective date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year terms unless either party gives to the other ninety (90) days advance written notice of termination prior to the expiration of the Initial Term or any renewal thereof.

11. NON-ASSIGNABILITY:

This Agreement, due to the highly technical nature of the services to be rendered by the parties, shall not be assignable to any third party without the prior written consent of the other party.

12. DISPUTE RESOLUTION:

All disputes arising out of this Agreement between the parties that are not resolvable by good faith negotiations shall be submitted to binding arbitration under the Rule of the American Arbitration Association. In so agreeing, the parties waive their right to a jury trial of any claims arising out of this Agreement and further agree that the arbitrator's award shall be final and binding on them as though rendered by a court of law and said award shall be enforceable in any court having jurisdiction over the same.

13. OTHER PROVISIONS:

a) This Agreement constitutes the entire agreement between the parties concerning its subject matter. All additions or modifications to this Agreement must be made in writing and must be signed by an authorized representative of each party. Any action related to this Agreement shall be governed by the laws of the State of Colorado, without regard to its conflict of laws principles.

b) Any failure by any party to insist upon the strict performance by the other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions thereof and, notwithstanding such failure, no party shall be released from any obligation under this Agreement.

c) This Agreement is binding on the heirs, representatives, permitted assigns, and successors of the respective parties.

SUNWEST COMMUNICATIONS, INC.	USURF AMERICA, INC.
By: /s/	By: /s/ DOUGLAS O. MCKINNON

APPENDIX "A"

Net Profits Definition and Calculation

It is the intent of the parties that all Net Profits (as further defined herein) from Services shall be evenly split (50% to 50%) by USURF and SUNWEST. Net Profits for purposes of this Agreement, shall be defined as gross revenues actually collected and cleared by SUNWEST for Services, less the following costs and expenses as further defined and set forth below:

Actual sales costs and commissions paid out by SUNWEST but limited to eight percent (8%) of gross revenue unless agreed to by USURF and SUNWEST.

SUNWEST's cost of providing Technical and Repair Services and Installation, Customer Service Support, Billing and Collections shall be set at $7.50 per subscriber per month or as periodically adjusted by mutual agreement of USURF and SUNWEST.

SUNWEST’s cost of providing pipes and other related transport shall be set at $8.00 per subscriber per month or as periodically adjusted by mutual agreement of USURF and SUNWEST.

USURF's amortized cost of equipment shall be set at $19.50 per subscriber per month or as periodically adjusted by mutual agreement of USURF and SUNWEST.

Other costs and expenses as mutually agreed by USURF and SUNWEST.

It is agreed USURF and SUNWEST that the above costs and expenses represent standard costs and expenses for the purpose of intraperiod payments and are subject to periodic review and adjustment by mutual agreement. It is further agreed that the amounts reflected in a) through d) above may be adjusted for individual projects or defined geographic areas. Payments to USURF under this agreement shall be made by SUNWEST within fifteen (15) days after the end of each month, accompanied by an informal accounting of such revenues. USURF will have the right, at its expense, to an independent review or audit of the payments and related calculations.